Exhibit 99.1
Resource Extraction Payment Report

This exhibit to Form SD presents payments made by ConocoPhillips to the U.S. federal government and foreign governments for the purpose of commercial development of oil and natural gas during the year ended December 31, 2024. The information within this report has been prepared and is presented in accordance with Rule 13q-1 (17 CFR 240.13q-1) under the Securities Exchange Act of 1934, as amended (“the Rule”). This report is limited to payments required to be disclosed by the Rule and does not include other payments and contributions to governmental and civic entities beyond the scope of the Rule. Therefore, amounts disclosed in this report differ from disclosures in ConocoPhillips’ other publicly available financial reports, including those found within periodic reports filed with the U.S. Securities and Exchange Commission.

This report includes all payments made in 2024 by Marathon Oil Corporation (Marathon Oil) that are subject to reporting requirements. As Marathon Oil was a resource extraction issuer subject to reporting under the Rule prior to acquisition by ConocoPhillips, all reportable payments made by Marathon Oil, both before and after the acquisition date, are included in this report. Payments are presented in the segments and projects to which they were associated after the acquisition.

Payments
Payments are disclosed on a cash basis, according to the year during which the payment was made (rather than on an accrual basis). Only payments of the types defined within the Rule and for which ConocoPhillips made payments during the reporting period are presented. In-kind payments are reported at cost or at fair value, as indicated in the tables below.

Currency
All payments are reported in thousands of United States dollars (U.S. Dollars or USD). Payments made in other currencies have been converted into USD by translating the payment at the exchange rate existing at the time the payment was made.

Projects
Payments are grouped into projects, which, in accordance with the Rule, are defined as the combination of the country, the designation of "onshore" or "offshore" and body of water, and the political subnational jurisdiction of the associated extractive activities. Countries and political subnational jurisdictions are designated by ISO 3166 country codes. The resources being extracted are oil and natural gas, all with the extraction method of “well,” unless otherwise noted. Obligations levied at the entity level rather than on a particular project are disclosed as entity level payments.

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Payment Overview

	Payments in Thousands of U.S. Dollars
Country	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Community and Social Responsibility	Total
Australia	$—	—	446	—	—	—	446
Cambodia	—	—	250	—	—	—	250
Canada	20,206	199,985	14,286	—	—	—	234,477
China	177,433	—	238	—	—	—	177,671
Equatorial Guinea	56,961	2,592	1,216	148,805	337	4,104	214,015
Libya	1,278,777	105,423	83	—	—	—	1,384,283
Malaysia	241,507	—	6,913	—	—	—	248,420
Norway	1,608,237	—	70,777	181,063	—	—	1,860,077
United Kingdom	18,640	—	240	—	—	—	18,880
United States	296,705	558,780	5,866	—	—	—	861,351
Total	$3,698,466	866,780	100,315	329,868	337	4,104	4,999,870

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Segment Reporting

Alaska Segment

	Payments in Thousands of U.S. Dollars
Government Entity	Project	Payment Currency	Royalties	Fees	Total
Office of Natural Resources Revenue	Onshore/US/US-AK/Oil/Natural Gas/Well	USD	$51,522	3,740	55,262
Bureau of Land Management	Onshore/US/US-AK/Oil/Natural Gas/Well	USD	—	189	189
Alaska Total			$51,522	3,929	55,451

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Lower 48 Segment

	Payments in Thousands of U.S. Dollars
Government Entity	Project	Payment Currency	Royalties	Fees	Total
Office of Natural Resources Revenue	Onshore/US/US-MT/Oil/Natural Gas/Well	USD	$6	6	12
	Onshore/US/US-NM/Oil/Natural Gas/Well	USD	382,152	41	382,193
	Onshore/US/US-ND/Oil/Natural Gas/Well	USD	98,989	2	98,991
	Onshore/US/US-WY/Oil/Natural Gas/Well	USD	24	3	27
	Offshore-Gulf of America/US/US-LA/Oil/Natural Gas/Well	USD	25,422	—	25,422
Bureau of Land Management	Onshore/US/US-NM/Oil/Natural Gas/Well	USD	—	1,386	1,386
	Onshore/US/US-NM/Caliche/Open Pit	USD	665	—	665
	Onshore/US/US-ND/Oil/Natural Gas/Well	USD	—	499	499
Lower 48 Total			$507,258	1,937	509,195
Payments made by Marathon Oil Corporation are included in the reporting by payment type and project above.

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Canada Segment

	Payments in Thousands of U.S. Dollars
Government Entity	Project	Payment Currency	Taxes	Royalties	Fees	Total
Government of Canada	Onshore/CA/CA-AB/Oil/Well	CAD	$—	—	101	101
Province of Alberta	Onshore/CA/CA-AB/Oil/Natural Gas/Well	CAD	—	167,316	5,103	172,419
Province of British Columbia	Onshore/CA/CA-BC/Oil/Natural Gas/Well	CAD	1,763	32,669	2,276	36,708
Regional Municipality of Wood Buffalo	Onshore/CA/CA-AB/Oil/Well	CAD	18,443	—	—	18,443
Blueberry River First Nation	Onshore/CA/CA-BC/Oil/Natural Gas/Well	CAD	—	—	1,458	1,458
Fort McMurray 468 First Nation	Onshore/CA/CA-AB/Oil/Well	CAD	—	—	830	830
Halfway River First Nation	Onshore/CA/CA-BC/Oil/Natural Gas/Well	CAD	—	—	784	784
Heart Lake First Nation Consultation	Onshore/CA/CA-AB/Oil/Well	CAD	—	—	136	136
Metis Nation of Alberta Local Council 1935	Onshore/CA/CA-AB/Oil/Well	CAD	—	—	132	132
Chipewyan Prairie First Nation	Onshore/CA/CA-AB/Oil/Well	CAD	—	—	3,262	3,262
Conklin Resource Development Advisory Committee	Onshore/CA/CA-AB/Oil/Well	CAD	—	—	204	204
Canada Total			$20,206	199,985	14,286	234,477

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Europe, Middle East and North Africa Segment

United Kingdom

	Payments in Thousands of U.S. Dollars
Government Entity	Project	Payment Currency	Taxes	Fees	Total
HM Revenue & Customs	Offshore-North Sea/GB/GB-STT/Oil/Natural Gas/Well	GBP	$18,640	—	18,640
North Sea Transition Authority	Offshore-North Sea/GB/GB-NBL/Oil/Natural Gas/Well	GBP		240	240
United Kingdom Total			$18,640	240	18,880

Equatorial Guinea

	Payments in Thousands of U.S. Dollars
Government Entity	Project Name	Payment Currency	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Community and Social Responsibility	Total
EG Federal Government	Offshore-Gulf of Guinea/GQ/GQ-BN/Oil/Natural Gas/Well	In-Kind[1]	$—	—	—	—	—	4,104	4,104
EG Ministry of Mines and Hydrocarbons	Offshore-Gulf of Guinea/GQ/GQ-BN/Oil/Natural Gas/Well	USD	—	—	528	—	—	—	528
		XAF	—	—	507	—	—	—	507
		In-Kind[2]	—	—	—	131,213	—	—	131,213
GEPetrol	Offshore-Gulf of Guinea/GQ/GQ-BN/Oil/Natural Gas/Well	In-Kind[2]	—	—	—	17,592	—	—	17,592
		USD	—	312	—	—	—	—	312
Tesoreria y Patrimonio del Estado	Offshore-Gulf of Guinea/GQ/GQ-BN/Oil/Natural Gas/Well	USD	22,864	2,280	158	—	—	—	25,302
		XAF	34,097	—	23	—	337	—	34,457
Equatorial Guinea Total			$56,961	2,592	1,216	148,805	337	4,104	214,015
Payments made by Marathon Oil are included in the reporting by payment type and project.
¹ Community and social responsibility payments made in-kind are reported at actual cost.
² Production entitlements in-kind payments represent the market value of volumes conveyed to the EG Government.

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Libya

	Payments in Thousands of U.S. Dollars
Government Entity	Project Name	Payment Currency	Taxes	Royalties	Fees	Total
Ministry of Oil and Gas	Onshore/LY/LY-WA/Oil/Natural Gas/Well	USD	$1,278,777	105,423	—	1,384,200
		LYD	—	—	83	83
Libya Total			$1,278,777	105,423	83	1,384,283

Norway

	Payments in Thousands of U.S. Dollars
Government Entity	Project	Payment Currency	Taxes	Fees	Production Entitlements	Total
Sokkeldirektoratet	Offshore-North Sea/NO/NO-11/Oil/Natural Gas/Well	NOK	$—	64,782	—	64,782
	Offshore-Norwegian Sea/NO/NO-46/Oil/Natural Gas/Well	NOK	—	2,082	—	2,082
Skatteetaten	Entity Level Payment	NOK	1,608,237	—	—	1,608,237
Havindustritilsynet	Offshore-North Sea/NO/NO-11/Oil/Natural Gas/Well	NOK	—	1,765	—	1,765
Petoro	Offshore-North Sea/NO/NO-11/Oil/Natural Gas/Well	In-Kind¹	—	—	181,063	181,063
Naeringslivets NOx Fond	Offshore-North Sea/NO/NO-11/Oil/Natural Gas/Well	NOK	—	2,148	—	2,148
Norway Total			$1,608,237	70,777	181,063	1,860,077
¹In-kind payments of $181,063 thousand represent 2,330 MBOE valued at regional market prices.

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Asia Pacific Segment

Australia

	Payments in Thousands of U.S. Dollars
Government Entity	Project	Payment Currency	Fees	Total
National Offshore Petroleum Safety and Environmental Management Authority	Offshore-Commonwealth Waters/AU/AU-VIC/Natural Gas/Well	AUD	$268	268
	Offshore-Commonwealth Waters/AU/AU-TAS/Natural Gas/Well	AUD	179	179
Australia Total			$446	446

China

	Payments in Thousands of U.S. Dollars
Government Entity	Project	Payment Currency	Taxes	Fees	Total
Tianjin Municipal Tax Service, State Taxation Administration	Offshore-Bohai Sea/CN/CN-TJ/Oil/Well	CNY	$174,163	238	174,401
CNOOC (China) Ltd - Tianjin Branch	Offshore-Bohai Sea/CN/CN-TJ/Oil/Well	CNY	3,270	—	3,270
China Total			$177,433	238	177,671

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Malaysia

	Payments in Thousands of U.S. Dollars
Government Entity	Project	Payment Currency	Taxes	Fees	Total
Ketua Pengarah Hasil Dalam Negeri	Offshore-South China Sea/MY/MY-12/Oil/Natural Gas/Well	MYR	$186,368	—	186,368
	Entity Level Payment/MY	MYR	870	—	870
Pengarah Kastam Negeri	Offshore-South China Sea/MY/MY-12/Oil/Natural Gas/Well	MYR	12,602	—	12,602
Petroliam Nasional Berhad	Offshore-South China Sea/MY/MY-12/Oil/Natural Gas/Well	MYR	—	6,913	6,913
Bendahari Negeri Sabah	Offshore-South China Sea/MY/MY-12/Oil/Natural Gas/Well	MYR	41,667	—	41,667
Malaysia Total			$241,507	6,913	248,420

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Other International Segment

Cambodia

	Payments in Thousands of U.S. Dollars
Government Entity	Project	Payment Currency	Fees	Total
Ministry of Mines and Energy	Onshore/KH/KH-12/Oil/Natural Gas/Well	USD	$250	250
Cambodia Total			$250	250

Corporate and Other

Corporate Entity Level Payments

	Payments in Thousands of U.S. Dollars
Government Entity	Project	Payment Currency	Taxes	Total
Internal Revenue Service	Entity Level Payment/US	USD	$296,705	296,705
Corporate and Other Total			$296,705	296,705
Includes payments made by Marathon Oil Corporation.
This report contains only those payments that are subject to disclosure requirements and excludes state and local income taxes paid within the United States. Please refer to the ConocoPhillips 2024 Annual Report on Form 10-K for income tax disclosures including U.S. state and local income taxes.

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